                                                               EXHIBIT 99.(a)(7)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     Page 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number ("TIN") or you do not know your TIN, obtain Form SS-5, Application for a Social Security Number Card (for individuals), at the local office of the Social Security Administration or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the Internal Revenue Service and apply for a TIN.

If you do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the payer. Generally, you will then have 60 days to get a TIN and give it to the payer. If the payer does not receive your TIN within 60 days, backup withholding, if applicable, will begin and continue until you furnish your TIN.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on certain payments include the following:
     *  A corporation.
     *  A financial institution.
     * An organization exempt from tax under section 501(a), an individual retirement plan, or a custodial account under section 403(b)(7).
     *  The United States or any agency or instrumentality thereof.
     * A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.
     * A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
     *  An international organization, or any agency or instrumentality thereof.
     * A registered dealer in securities or commodities registered in the United States or a possession of the United States.
     *  A real estate investment trust.
     *  A common trust fund operated by a bank under section 584(a).
     *  An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(l).
     * An entity registered at all times during the tax year under the Investment Company Act of 1940.
     *  A foreign central bank of issue.
     * A middleman known in the investment community as a nominee or listed in the most recent publication of the American Society of Corporate Secretaries, Inc. Nominee List.
     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
     *  Payments to nonresident aliens subject to withholding under section
        1441.
     * Payments to partnerships not engaged in a trade or business in the United States and which have at least one nonresident partner.
     * Payments of patronage dividends where the amount received is not paid in money.
     *  Payments made by certain foreign organization.
     Payments of interest not generally subject to backup withholding include the following:
     * Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
     * Payments of tax-exempt interest (including exempt-interest dividends under section 852).
     *  Payments described in section 6049(b)(5) to non-resident aliens.
     *  Payments on tax-free covenant bonds under section 1451.
     *  Payments made by certain foreign organizations.
     *  Mortgage interest paid to you.
Exempt payees described above should file to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS,
ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholdings. For details, see section 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N, and the regulations thereunder.

PRIVACY ACT NOTICE.--Section 6109 required most recipients of dividend, interest, or other income to give a TIN to a payer who must report the payments to the Internal Revenue Service. The Internal Revenue Service uses TIN for identification purposes to help verify accuracy of your tax return. Payers must be given the TIN whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your TIN to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties, including fines or imprisonment.
(4) MISUSE OF TINS.--If the requester discloses or uses TINs in violation of Federal law, the request may be subject to civil and criminal penalties.

                           FOR ADDITIONAL INFORMATION
                      CONTACT YOUR TAX CONSULTANTS OR THE
                            INTERNAL REVENUE SERVICE

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


GUIDELINES FOR DETERMINING PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------     ----------------------------------------------------------------
                                         Give the                                                              Give the EMPLOYER
For this type of account:                SOCIAL SECURITY            For this type of account:                  IDENTIFICATION
                                         number of--                                                           number of--
---------------------------------------------------------------     ----------------------------------------------------------------
1. An individual's account               The individual             8.  Sole proprietorship account            The owner (4)

2. Two or more individuals (joint)       The actual owner of        9.  A valid trust, estate, or pension      The legal entity (5)
   account)                              the account or, if             trust account
                                         combined funds, any
                                         one of the
                                         individuals(1)
                                                                    10. Corporate account                      The corporation
3. Husband and wife (joint account)      The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
                                                                    11. Association, club, religious,          The organization
4. Custodian account of a minor          The minor(2)                   charitable, educational, or other
   (Uniform Gifts to Minors Act:                                        tax-exempt organization account
   Uniform Transfers to Minors
   Act)

5. Adult and minor (joint account)       The adult or, if the       12. Partnership account held in the        The partnership
                                         minor is the only              name of the business
                                         contributor, the
                                         minor(1)

6. Account in the name of guardian       The ward, minor or         13. A broker or registered nominee         The broker or
   or committee for a designated         incompetent person(3)          account                                nominee
   ward, minor or incompetent
   person

7. a. The usual revocable savings        The grantor-trustee(1)     14. Account with the Department of         The public entity
      trust account (grantor is also                                    Agriculture in the name of a
      trustee)                                                          public entity (such as a State or
                                                                        local government, school district,
   b. So-called trust account that is    The actual owner)(1)           or prison) that receives
      not a legal or valid trust under                                  agricultural program payments
      State law
--------------------------------------------------------------      ---------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's Social Security number.
(3) Circle the ward's, minor's, or incompetent person's name and furnish such person's Social Security number.
(4) Show the name of the owner. You may also enter your business or "doing business as" name. You must use either your Social Security number or Employee Identification number.
(5) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.